Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated September 12, 2000, in the Post-Effective Amendment Number 10 to the Registration Statement (Form N-1A No. 33-54445) of the Federated Government Ultrashort Fund, dated September 30, 2000.

                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 22, 2000